As filed with the Securities and Exchange Commission on July 9, 2010	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEET’S COFFEE & TEA, INC.
(Exact name of Registrant as specified in its charter)

Washington	91-0863396

(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(510) 594-2100

(Address of principal executive offices) (Zip code)

Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan
Peet’s Coffee & Tea, Inc. 2000 Employee Stock Purchase Plan
_____________________________________

(Full title of the plan)

Patrick J. O’Dea
President and Chief Executive Officer
Peet’s Coffee & Tea, Inc.
1400 Park Avenue
Emeryville, California 94608-3520
(510) 594-2100

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Kenneth L. Guernsey, Esq.
Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	3,209,582 shares (3)	$38.025	$122,044,355.55	$8,701.76

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on July 7, 2010.

(3)
Represents (i) 700,000 shares of Common Stock reserved for future grant under the Registrant’s 2010 Equity Incentive Plan (the “2010 EIP”), (ii) 2,265,436 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under Registrant’s Amended and Restated 2000 Equity Incentive Plan, as amended (the “Outstanding Awards”), as of May 18, 2010, the date of adoption of the 2010 EIP, which may become available for issuance under the 2010 EIP, and (iii) 244,146 shares of stock issuable under the Registrant’s 2000 Employee Stock Purchase Plan (“ESPP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.                      PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.                      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

ITEM 3.                      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by Peet’s Coffee & Tea, Inc. (the “Company”, or the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)           The Company’s annual report on Form 10-K for the fiscal year ended January 3, 2010, filed with the Securities and Exchange Commission on March 19, 2010 (File No. 000-32233).

(b)           The Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on February 17, 2010 (File No. 000-32233).

(c)           The Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 2, 2010 (File No. 000-32233).

(d)           The Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 14, 2010 (File No. 000-32233).

(e)           The Company’s quarterly report on Form 10-Q for the quarter ended April 4, 2010, filed with the Securities and Exchange Commission on May 13, 2010 (File No. 000-32233).

(f)           The Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on May 24, 2010 (File No. 000-32233).

(g)           The Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on July 9, 2010 (File No. 000-32233).

(h)           The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form S-1, as amended (File No. 333-47976), filed with the Securities and Exchange Commission on October 13, 2000 and incorporated by reference to Item 1 of the Registration Statement on Form 8-A, as amended (File No. 000-32233) filed by the Company under the Exchange Act with the Securities and Exchange Commission on January 18, 2001, including any amendment or report filed for the purpose of updating such description.

(i)           All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.                      DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.                      INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 23B.8.500 through 23B.8.600 of the Washington Business Corporation Act (“WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The directors and officers of the corporation also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for this purpose. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the Company’s articles of incorporation provides for indemnification of its directors, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct violating WBCA 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. The Company’s articles of incorporation further provide that if the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors shall be deemed eliminated or limited to the fullest extent permitted by the WBCA, as so amended. Article XI of the Company’s bylaws provides for indemnification of its directors and executive officers, under specified circumstances, except for (i) in connection with a proceeding by or in the right of the Company in which a director or executive officer is adjudged liable to the Company, or (ii) in connection with any other proceeding charging improper personal benefit to the director or executive officer in which the director or executive officer is adjudged liable on the basis on the basis that they received an improper personal benefit.

The Company has also entered into indemnity agreements with certain officers and directors, which, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request to the full extent permitted by Washington law. In addition, the Company maintains directors’ and officers’ liability insurance for the benefit of its officers and directors.

The above discussion of the Washington law and of the Company’s articles of incorporation, bylaws, and indemnity agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, articles of incorporation, bylaws and indemnity agreements.

ITEM 7.                      EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                      EXHIBITS

Exhibit Number	Description

4.1
Form of common stock certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2000 (File. No. 333-47976).

5.1	Opinion of Cooley llp.

21.1
Subsidiaries of the Registrant.  Incorporated by reference to Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2010, filed with the Securities and Exchange Commission on March 19, 2010 (File No. 000-32233).

23.1	Consent of Cooley llp (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1
Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan.  Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010 (File. No. 000-32233).

99.2
Forms of Stock Option Grant Notice and Stock Option Agreement under 2010 Equity Incentive Plan. Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010 (File. No. 000-32233).

99.3
Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2010 Equity Incentive Plan. Incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010 (File. No. 000-32233).

99.4
2000 Employee Stock Purchase Plan and form of Offering. Incorporated by reference to Exhibit 10.11 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2000 (File. No. 333-47957)

ITEM 9.                      UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)                      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on July 8, 2010.

Peet’s Coffee & Tea, Inc.

By:	/s/ Patrick J. O’Dea
Patrick J. O’Dea
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Patrick J. O’Dea, and Thomas P. Cawley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. O’Dea
Patrick J. O’Dea	President, Chief Executive Officer and Director (Principal Executive Officer)	July 8, 2010

/s/ Thomas P. Cawley
Thomas P. Cawley	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 8, 2010

/s/ Jean-Michel Valette	Chairman
Jean-Michel Valette		July 8, 2010

/s/ Gerald Baldwin	Director
Gerald Baldwin		July 8, 2010

/s/ Hilary Billings	Director
Hilary Billings		July 8, 2010

Director
David Deno		July __, 2010

/s/ Ted W. Hall	Director
Ted W. Hall		July 8, 2010

/s/ Michael Linton	Director
Michael Linton		July 6, 2010

/s/ Elizabeth Sartain	Director
Elizabeth Sartain		July 8, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1
Form of common stock certificate. Incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2000 (File. No. 333-47976).

5.1	Opinion of Cooley llp.

21.1
Subsidiaries of the Registrant.  Incorporated by reference to Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2010, filed with the Securities and Exchange Commission on March 19, 2010 (File No. 000-32233).

23.1	Consent of Cooley llp (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1
Peet’s Coffee & Tea, Inc. 2010 Equity Incentive Plan.  Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010 (File. No. 000-32233).

99.2
Forms of Stock Option Grant Notice and Stock Option Agreement under 2010 Equity Incentive Plan. Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010 (File. No. 000-32233).

99.3
Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2010 Equity Incentive Plan. Incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2010 (File. No. 000-32233).

99.4
2000 Employee Stock Purchase Plan and form of Offering. Incorporated by reference to Exhibit 10.11 to the Company’s Amendment No. 2 to its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 22, 2000 (File. No. 333-47957)